UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 14, 2021

Glatfelter Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4350 Congress Street, Suite 600, Charlotte, North Carolina	28209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 704 885-2555

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On October 14, 2021, Glatfelter Corporation (the “Company”) issued a press release announcing that it had priced its offering of $500 million aggregate principal amount of 4.750% senior notes due 2029 (the “Notes”). Each of the Company’s existing and future domestic restricted subsidiaries that guarantees the Company’s obligations under the Company’s credit facility (the “Credit Facility”), which includes the Company’s revolving credit facility and term loan A facility, and/or certain other indebtedness, will guarantee the Notes on a senior unsecured basis. The offering of the Notes is expected to close on October 25, 2021, subject to certain closing conditions.

The net proceeds from the offering of the Notes, together with cash on hand, are expected to be used to pay the purchase price of the acquisition of PMM Holding (Luxembourg) AG (“Jacob Holm”), to repay certain indebtedness of Jacob Holm, to repay outstanding revolving borrowings under the Credit Facility, and to pay estimated fees and expenses.

A copy of the press release is attached to this Current Report on Form 8-K (“Form 8-K”) as Exhibit 99.1 and is incorporated herein by reference.

This Form 8-K, including the exhibit attached hereto, does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The initial purchasers of the Notes are offering the Notes only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, or outside the United States to certain persons in reliance on Regulation S under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by Glatfelter Corporation on October 14, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glatfelter Corporation

October 14, 2021	By:	/s/ Samuel L. Hillard
	Name:	Samuel L. Hillard
	Title:	Senior Vice President, Chief Financial Officer